UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

Bruker Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders on May 12, 2011. The proposals submitted by the Board of Directors to a vote of stockholders, and the results of the voting on each proposal, are indicated below.

Proposal No. 1— Election of Directors

The following nominees were elected by stockholders to serve as Class II directors until the Company’s 2014 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Stephen W. Fesik	155,258,039	582,124	4,854,245
Dirk D. Laukien	154,047,054	1,793,109	4,854,245
Richard M. Stein	149,679,850	6,160,313	4,854,245
Charles F. Wagner, Jr.	155,254,106	586,057	4,854,245
Bernhard Wangler	149,681,314	6,158,849	4,854,245

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
159,982,201	689,351	22,856	—

Proposal No. 3 — Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory basis, the 2010 compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders. The results of the advisory vote are set forth below:

For	Against	Abstain	Broker Non-Votes
155,658,664	88,144	93,355	4,854,245

Proposal No. 4 — Advisory Vote on Frequency of Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory basis, a triennial advisory vote on the compensation of the Company’s named executive officers. The results of the advisory vote on the frequency of future advisory votes on the compensation of named executive officers are set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
58,672,383	2,438,836	94,677,270	51,674	4,854,245

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: May 12, 2011	By:	/s/ BRIAN P. MONAHAN
Brian P. Monahan
Chief Financial Officer